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                                                                   Exhibit 10(l)

                            DIRECTORS RETIREMENT PLAN

                                    ARTICLE I

                                  INTRODUCTION

In order to assist in the attraction and retention of the best-qualified persons available to serve on the Board of Directors of Harris Corporation, this Directors Retirement Plan is adopted to provide retirement benefits to members of the Board of Directors who are not employees of Harris Corporation.

                                   ARTICLE II

                                   DEFINITIONS

         For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise.

         Section 2.01 "Actuarial Equivalent" shall mean a benefit of equivalent value when computed on the basis of 8% interest compounded annually and the unadjusted 1983 group mortality tables determined separately by sex. In the event of a Change of Control, the definitions of this Section 2.01 cannot be changed.

         Section 2.02 "Board" means the Board of Directors of Harris
Corporation.

         Section 2.03 "Change of Control" means any of the following events:

                  (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, is or becomes a "beneficial owner" (as defined in Rule
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13d-3 under the Exchange Act), directly or indirectly, of securities of the
Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non- Control Transaction (as defined in paragraph (iii), or (e) pursuant to any acquisition by a corporate officer of the Company or any group of persons including a corporate officer;

                  (ii) individuals who, on July 1, 1996, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 1996, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

                  (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Company and its Subsidiaries (a "Business Combination"), unless immediately following such Business Combination:
(a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Director at the time of the Board's approval

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of the execution of the initial agreement providing for such Business
Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a "non-Control Transaction"); or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries.

                  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         Section 2.04 "Committee" means the Management Development and Nominating Committee of the Board, or a successor committee responsible for similar policy issues.

         Section 2.05 "Company" means Harris Corporation, its successors, and any organization into which or with which Harris Corporation may merge or consolidate or to which all or substantially all of its assets may be transferred.

         Section 2.06 "Disability" means that a physician acceptable to the Committee has concluded that the Outside Director is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

         Section 2.07 "Effective Date" means the date the Plan is adopted by the Board of Directors.

         Section 2.08 "Participant" means any member of the Board who becomes a participant under the Plan pursuant to Article III.

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         Section 2.09 "Plan" means the Harris Corporation Directors Retirement
Plan.

         Section 2.10 "Retirement Date" means the first day of the month coincident with or immediately following the date the Participant attains age 65.

         Section 2.11 "Retainer" means the annual amount payable to members of the Board as compensation for their services in that capacity as of a Participant's Retirement Date (but excluding attendance fees and committee retainer and attendance fees).

         Section 2.12 "Service" means the period (or periods) during which a person serves as a member of the Board, excluding any portion of the period (or periods) during which such person was also an employee of the Company. A partial year of service shall be deemed a full year of service.

                                   ARTICLE III

                                  PARTICIPATION

         Section 3.01 Eligibility for Participation. In addition to the eligibility provisions in Section 4.04(b), any member of the Board on or after the Effective Date who (a) is not an employee of the Company, and (b) has completed at least five years of service, shall become a Participant and thereupon shall become eligible for an annual retirement benefit or a disability benefit in accordance with the provisions of Section 4.01 or 4.02 as applicable.

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                                   ARTICLE IV

                                    BENEFITS

         Section 4.01  Retirement Benefit.

                  (a) Each Participant who ceases to be a member of the Board shall be entitled to an annual retirement benefit based on the following percentage of his Retainer:

                             Years of Service           % of Retainer
                                less than 5                   0%

                                     5                       50%

                                     6                       60%

                                     7                       70%

                                     8                       80%

                                     9                       90%

                                10 or more                  100%

                  (b) A Participant's retirement benefit shall be paid in equal monthly installments for the life of the Participant, commencing on the first day of the month immediately following the later of: (i) the date the Participant ceases to be a member of the Board; or, (ii) the Participant's Retirement Date, and ending in the month immediately following the date of Participant's death.

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         Section 4.02 Disability Benefit.

                  (a) In the event a Participant ceases to be a member of the Board prior to his Retirement Date by reason of Disability, the Participant shall be entitled to receive disability benefits as determined under Section 4.01(a).

                  (b) The Participant's disability benefit shall be paid in equal monthly installments for the life of the Participant, commencing on the first day of the month immediately following the date the Participant ceases to be a member of the Board and ending in the month immediately following the date of Participant's death.

                  Section 4.03 Joint and Survivor Form of Payment. Notwithstanding the provisions of Sections 4.01 and 4.02, a Participant may, by written election to the Committee at least 30 days prior to the date he ceases to be a member of the Board, elect to receive payment of his retirement or disability benefit in the joint and survivor form. Such form, which shall be the Actuarial Equivalent of the normal form of payment under Section 4.01 or 4.02, as applicable, shall provide for a reduced amount paid to the Participant in equal monthly installments for the Participant's life, with payments continuing to the Participant's spouse after the death of the Participant, for the life of the spouse, in an amount equal to 50% of the monthly installments paid to the Participant. No survivor benefits shall be payable if the Participant dies before he ceases to be a member of the Board.

         Section 4.04 Acceleration of Payment - Change of Control.

                  (a) In lieu of the benefits payable under Sections 4.01 through 4.03, in the event of a Change of Control, (i) each Participant or beneficiary who is then receiving

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a retirement benefit or a disability benefit shall be paid immediately upon such change of control a lump sum payment equal to the Actuarial Equivalent of such benefit measured as of the date of the Change of Control; (ii) each other Participant who does not continue as a member of the Board shall receive an immediate lump sum payment equal to the Actuarial Equivalent of the retirement benefit to which that Participant would be entitled commencing at that Participant's Retirement Date, based on the years of Service completed by the Participant as of the date that Participant ceases to be a member of the Board; and (iii) each other Participant who continues as a member of the Board shall receive a lump sum payment, at the time he ceases to be a member of the Board, equal to the Actuarial Equivalent of the retirement benefit or disability benefit to which that Participant would be entitled commencing at that Participant's Retirement Date, or, in the case of Disability, the date that Participant ceases to be a member of the Board, based on the years of Service completed by the Participant as of the date that Participant ceases to be a member of the Board.

                  (b) In the event of a Change of Control, any member of the Board as of the date of the Change of Control who (i) is not then a Participant, and (ii) is not an employee of the Company, shall become a Participant on the later of: (1) the date the member has completed one year of service, or (2) the date of the Change of Control. If such Participant ceases to be a member of the Board prior to completing 5 years of service, the amount of the lump sum payment equal to the Actuarial Equivalent of the

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Participant's retirement benefit or disability benefit under Section 4.04(a)
above shall be based on the following percentage of his Retainer:

                Years of Service                       % of Retainer
                        1                                   10%

                        2                                   20%

                        3                                   30%

                        4                                   40%

                  The terms of Sections 6.01 and 6.02 hereof shall not be applicable following a Change of Control of the Company.

                  The reasonable legal fees and expenses incurred by any Participant to enforce his or her valid rights under this Section 4.04 shall be paid for by the Company in addition to sums due hereunder.

                  Section 4.05 Acceleration of Payment - Participant's Election. In lieu of the benefits payable under Section 4.01 or 4.02, a Participant who becomes entitled to a retirement or disability benefit or, in lieu of benefits payable under Section 4.03, the spouse of a deceased current or former Participant who becomes entitled to a death benefit under the Plan may, at his or her option, elect to receive a cash-out distribution of such benefit. Such distribution shall be a lump sum payment, equal to the Actuarial Equivalent of the retirement benefit or disability benefit to which the Participant or such spouse would be entitled commencing at that Participant's Retirement Date, or in the case of disability, the date the Participant ceases to be a member of the Board based on the years of service completed by Participant as of the date that Participant ceases to be a

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member of the Board. A cash-out distribution under the Plan shall, when made to the person entitled thereto, constitute full satisfaction of the Company's obligation to pay such benefit.

                                    ARTICLE V

                                 ADMINISTRATION

         Section 5.01 Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

         Section 5.02 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan, unless a written appeal is received by the Committee within sixty days of the disputed action. The appeal will be reviewed by the Committee and the decision of the Committee shall be final, conclusive and binding on the Participant and all persons claiming by, through or under the Participant.

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                                   ARTICLE VI

                        AMENDMENT AND TERMINATION OF PLAN

         Section 6.01 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any benefits then being paid under the Plan at the time of such amendment.

         Section 6.02 Company's Right to Terminate. The Board may at any time terminate this Plan. Upon any such termination,

                  (a) each Participant who is then receiving a retirement benefit or disability benefit shall receive an immediate lump sum payment equal to the Actuarial Equivalent of such benefit as of the date of termination, and

                  (b) each other Participant shall receive a lump sum payment equal to the Actuarial Equivalent of the retirement benefit to which that Participant would be entitled commencing at that Participant's Retirement Date, based on years of service completed by the Participant as of such termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Unsecured General Creditor. Participants shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies,

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annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's obligations under the Plan shall be merely unfunded and unsecured promises of the Company to pay money in the future.

         Section 7.02 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         Section 7.03 Normal Retirement Policy for Members of Board. Nothing in this Plan shall be deemed to change or amend the Company's normal retirement policy for non-employee members of the Board which policy currently provides that no non-employee member shall be elected to, or reelected to, the Board after such member attains age 72.

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APPROVED AND AUTHORIZED BY THE BOARD OF DIRECTORS this 28th day of
June, 1996.


                                       /s/ Phillp W. Farmer
                                       ----------------------------------------
                                       Phillip W. Farmer
                                       Chairman of the Board
                                       Harris Corporation

ATTEST:


/s/ R.L. Ballantyne
- -----------------------------
Corporate Secretary

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